Exhibit 10.1

NINTH AMENDMENT TO CREDIT AGREEMENT

THIS NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of May 30, 2024, by and between LINK MEDIA HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and FIRST NATIONAL BANK OF OMAHA, a national banking association (“Lender”).

W I T N E S S E T H :

WHEREAS, Borrower and Lender previously entered into that certain Credit Agreement, dated as of August 12, 2019, as amended by that certain First Amendment to Credit Agreement, dated as of October 25, 2019, as further amended by that certain Second Amendment to Credit Agreement, dated as of June 25, 2020, as further amended by that certain Third Amendment to Credit Agreement, dated as of August 18, 2021, but effective as of August 12, 2021, as further amended by that certain Fourth Amendment to Credit Agreement, dated as of December 6, 2021, as further amended by that certain Fifth Amendment to Credit Agreement, dated as of May 31, 2022, as further amended by that certain Sixth Amendment to Credit Agreement, dated as of April 6, 2023, as further amended by that certain Seventh Amendment to Credit Agreement, dated as of September 22, 2023, as further amended by that certain Eighth Amendment to Credit Agreement, dated as of February 14, 2024, pursuant to which Lender agreed to make loans and otherwise extend credit to Borrower (as amended and further amended, restated or modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties desire to amend the Credit Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.            Amendments to Credit Agreement.

(a)    Subject to the covenants, terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein, Lender and Borrower hereby agree to amend the Credit Agreement to read in its entirety as attached hereto as Annex A.

(b)    Exhibit G to the Credit Agreement is hereby amended and restated in the form attached hereto as Exhibit G.

3.          No Further Amendments. Except as expressly provided herein, nothing contained herein is intended to reduce, restrict or otherwise affect any warranties, representations, covenants or other agreements made by Borrower. Except as expressly provided herein, this Amendment is not intended to supersede or amend the Credit Agreement or any documents executed in connection therewith. All of the covenants and obligations of Borrower under the Credit Documents are hereby acknowledged, ratified and affirmed by Borrower, and Borrower specifically acknowledges and agrees that all Collateral pledged to Lender secures the Obligations.

4.            Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a)    The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as though made on and as of this date, except to the extent that such representations and warranties relate solely to an earlier date;

(b)    There exists no Event of Default or Default;

(c)    The execution, delivery and performance by Borrower of this Amendment and all other agreements and documents required hereunder have been duly authorized by all necessary action and do not and will not: (i) result in any breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Borrower or Parent is a party or by which it or its properties may be bound or affected; or (ii) result in, or require, for the benefit of any person or entity other than Lender, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by Borrower or Parent; and

(d)    No authorization, approval or other action by and notice to or filing with any governmental authority or regulatory body or any person or entity is required for the execution, delivery and performance by Borrower of this Amendment.

5.            Conditions Precedent. As conditions precedent to the enforceability of this Amendment, Lender shall have received from Borrower all of the following, each dated (unless otherwise indicated) such day, in form and substance satisfactory to Lender:

(a)    This Amendment executed by Borrower.

(b)    The Second Amended and Restated Revolving Note executed by Borrower.

(c)    A certificate executed by a duly authorized officer of each Credit Party certifying (i) the names and signatures of the officers of such Credit Party authorized to execute the Credit Documents, (ii) the resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Credit Party authorizing the execution of this Amendment, (iii) the correctness and completeness of the copy of the bylaws (or equivalent governing document) of such Credit Party attached thereto (or a certification that there have been no changes in the bylaws (or equivalent governing document) of such Credit Party since the date of the most recent certification thereof) and (iv) the correctness and completeness of the copy of the certificate of incorporation (or equivalent governing document) of such Credit Party attached thereto (or a certification that there have been no changes in the certificate of incorporation (or equivalent governing document) of such Person since the date of the most recent certification thereof).

(d)    Lender shall have received a good standing certificate (or equivalent document) of each Credit Party from the relevant office in such Credit Party’s jurisdiction of organization (to the extent relevant, customary and available in the jurisdiction of organization of such Credit Party) dated as of a recent date prior hereto.

(e)    Since December 31, 2023, there shall have been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(f)    Without limitation, attorneys’ fees and expenses, incurred by Lender in connection with this Amendment and the Credit Documents and all related documentation, recording or filing fees.

6.            Limited Effect. Except as expressly provided herein or contemplated by this Amendment, the Credit Agreement and the other Credit Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Credit Document or a waiver of any Default or Event of Default, (b) to prejudice any right or rights which Lender may now have or may have in the future under or in connection with the Credit Agreement or the other Credit Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with Borrower, any Guarantor or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the other Credit Documents or any rights or remedies arising in favor of Lender under or with respect to any such documents.

7.            GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a)    THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL, EXCEPT AS TO ANY OTHER CREDIT DOCUMENT AS EXPRESSLY SET FORTH THEREIN, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEBRASKA. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEBRASKA OR OF THE UNITED STATES FOR THE DISTRICT OF NEBRASKA, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF DOUGLAS. EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH OF THE PARTIES HERETO AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 12.03 OF THE CREDIT AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)    EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.          Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic transmission or facsimile of this Amendment shall be deemed an original and shall be admissible as evidence of the document and the signer’s execution.

9.            Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

10.          Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their respective heirs, beneficiaries, successors and permitted assigns.

[The Remainder of this Page Intentionally Left Blank, Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

LINK MEDIA HOLDINGS, LLC

By:	/s/ Scott LaFoy
Name: Scott LaFoy
Title: President

LENDER:

FIRST NATIONAL BANK OF OMAHA

By:	/s/ Kara Geweke
Name: Kara Geweke
Title: Director

REAFFIRMATION OF GUARANTY

Each of the undersigned (each, a “Guarantor”) hereby: (a) acknowledges that each Guarantor has reviewed and consents to this Amendment on the terms and conditions set forth herein; (b) acknowledges and agrees that all references to the “Credit Agreement” and “Credit Documents” contained in the Subsidiaries Guaranty shall constitute references to the Credit Agreement and Credit Documents as the same have been amended and may be amended, restated or otherwise modified from time to time hereafter; (c) acknowledges and agrees that the Subsidiaries Guaranty has not been discharged to any extent and that Lender has not waived any of its rights or remedies whatsoever against Borrower or the undersigned by entering into the Amendment or by any previous action taken by Lender; (d) ratifies and reaffirms in all respects the Subsidiaries Guaranty, agrees to be bound thereby, and agrees that the Subsidiaries Guaranty constitutes the legal, valid and binding obligation of the undersigned enforceable against each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (e) acknowledges that no future obligation to obtain the undersigned’s consent or acknowledgment to Lender’s extending future loans or amending agreements with Borrower shall be imposed or otherwise implied as a result of the undersigned having giving this Reaffirmation of Guaranty.

GUARANTORS:

LINK MEDIA ALABAMA, LLC

LINK MEDIA FLORIDA, LLC

LINK MEDIA GEORGIA, LLC

LINK MEDIA MIDWEST, LLC

LINK MEDIA OMAHA, LLC

LINK MEDIA SERVICES, LLC

LINK MEDIA SOUTHEAST, LLC

LINK MEDIA WISCONSIN, LLC

LINK MEDIA PROPERTIES, LLC

LINK BILLBOARDS OKLAHOMA, LLC

By:	/s/ Scott LaFoy
Name: Scott LaFoy
Title: President

ANNEX A

(see attached.)

EXHIBIT G

COMPLIANCE CERTIFICATE

First National Bank of Omaha

Attn: Kara Geweke

Mail Stop 3306

1620 Dodge Street

Omaha, Nebraska 68102

THIS COMPLIANCE CERTIFICATE (the “Certificate”) is delivered to you pursuant to Section 8.01(e) of the Credit Agreement dated as of August 12, 2019 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and between LINK MEDIA HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and FIRST NATIONAL BANK OF OMAHA, a national banking association (“Lender”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Credit Agreement.

The undersigned hereby certifies and warrants to Lender that [he/she] is an Authorized Officer of Borrower authorized to execute this Certificate on behalf of Borrower and further certifies and warrants to Lender on behalf of Borrower that a review of the activities of Borrower for the Fiscal [Quarter][Year] ending ________________ __, 20__ has been made under [his/her] supervision with a view to determining whether Borrower has performed and/or maintained all of its obligations under the Credit Agreement. Based upon such review, to the undersigned's knowledge after due inquiry, (i) unless otherwise described in Annex A, no Default or Event of Default has occurred or is continuing under the Credit Agreement or any other Credit Document, and (ii) each of the representations and warranties contained in the Credit Agreement and the other Credit Documents is true and correct in all material respects (except for those representations and warranties that are qualified by materiality in which case they shall be true and correct in all respects) as of the date hereof, except to the extent that any such representation and warranty by its terms is made as of a specified date, in which case any such representation or warranty is true and correct in all material respects only as of such specified date.

The undersigned further certifies to Lender on behalf of Borrower that for the Test Period ending ________________ __, 20__ [to be last day of Fiscal Quarter or Year]:

(i)         Borrower’s Consolidated Fixed Charge Coverage Ratio was ____:____.

(ii)         Borrower’s Consolidated Leverage Ratio was ____:____.

(iii)         Borrower’s Investment Capital Expenditures were __________.

The worksheet used to calculate the financial covenants set forth above is attached as Annex B.

[If providing annual financial statements] Annex C attached hereto sets forth a list of all Subsidiaries of Borrower as of December 31, 20__.

[signature page follows]

Borrower has caused this Certificate to be executed and delivered by its duly Authorized Officer on ________________ __, 20__.

LINK MEDIA HOLDINGS, LLC

By:
Name:
Title:

ANNEX A

Default/Events of Default

ANNEX B

Financial Covenants Worksheet

I.	Section 9.08 – Consolidated Fixed Charge Coverage Ratio

A.	Consolidated EBITDA (for the four consecutive fiscal quarters of Borrower then most recently ended (see Line II.B.14 below)):	$

B.	Unfinanced Maintenance Capital Expenditures (made in cash for the four consecutive fiscal quarters of Borrower most recently ended):	$

C.	Consolidated Dividends and Distributions made in cash for the four consecutive fiscal quarters of Borrower most recently ended, exclusive of cash distributed from Term Loan proceeds:	$

D.	Federal, State, and Local Income Taxes paid in cash for the four consecutive fiscal quarters of Borrower then most recently ended:	$

E.	Cash Available to Service Debt (Lines I. A - B - C - D)	$

F.	Consolidated Fixed Charges for Borrower and its Subsidiaries on a consolidated basis as of the last day of the four fiscal quarters of Borrower then most recently ended:
$
	1. all scheduled payments of principal on Consolidated Total Funded Debt made during such period:	$

	2. the cash portion of any Consolidated Interest Expense for such period:	$

	3. all payments of principal on Capitalized Lease Obligations made during such period:	$

	4. Consolidated Fixed Charges (Lines I.F.1 + 2 + 3):	$

	Consolidated Fixed Charge Coverage Ratio (Line I.E ÷ Line I.F.4):	______to 1.0x

	Minimum Consolidated Fixed Charge Coverage Ratio (per Section 9.08):	1.15:1.00

In Compliance?

II.	Section 9.09 – Consolidated Leverage Ratio

A.	Consolidated Total Funded Debt of Borrower and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP (without duplication):

1.	all Indebtedness of Borrower and its Subsidiaries for borrowed money:	$

2.	all Capitalized Lease Obligations of Borrower and its Subsidiaries:	$

3.

any existing reimbursement, payment or similar obligations of Borrower and Subsidiaries in respect of bankers’ acceptances, letters of credit and other extensions of credit whether or not representing obligations for borrowed money (in each case, solely to the extent drawn or funded and not reimbursed within two Business Days):

$

4.	all Guarantees of Borrower and Subsidiaries in respect of indebtedness referred to in Lines 1 through 3 above:	$

5.	Consolidated Total Funded Debt (Lines II.A.1 + 2 + 3 + 4):	$

B.	Consolidated EBITDA for Borrowers and its Subsidiaries on a consolidated basis as of the last day of the four fiscal quarters of Borrower then most recently ended:

1.	Consolidated Net Income for such period:	$

The following, without duplication, to the extent deducted in arriving at Consolidated Net Income for such period:

2.	Consolidated Interest Expense:	$

3.	federal, state and local income tax expense:	$

4.	depreciation and amortization expense:	$

5.	non-cash accretion expenses:	$

6.

all non-cash charges, losses or expenses, including non-cash adjustments resulting from the application of purchase accounting, non-cash expenses arising from grants of stock appreciation rights, stock options or restricted stock, non-cash compensation expense (including deferred non-cash compensation expense), other non-cash expenses or charges arising from the sale or issuance of stock, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation rights or similar arrangements), non-cash impairment of good will and other long term intangible assets, but excluding any such non-cash charges, losses or expenses to the extent (A) there were cash charges with respect to such charges, losses and expenses in past accounting period or (B) there is a reasonable expectation that there will be cash charges with respect to such charges, losses and expenses in a future accounting period:

$

7.	non-cash expense as a result of straight-line lease accounting requirements:	$

8.

out-of-pocket expenses incurred within 120 days of the Closing Date in connection with the negotiation, execution and delivery on the Term Loan Closing Date of the Loan Documents and the negotiation, execution and delivery of the Related Agreements in an amount no greater than $300,000 in the aggregate:

$

9.	Expenses related to Acquisitions:	$

the following, without duplication, to the extent added in arriving at Consolidated Net Income for such period

10.	cash payments associated with previous add backs:	$

11.	reversal of non-cash lease expenses associated with straight line lease accounting:	$

12.

without duplication and to the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income, non-cash gains (excluding any such non- cash gains to the extent (A) there were cash gains with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods):

$

13.	extraordinary, unusual or non-recurring gains:	$

14.	Consolidated EBITDA (Lines II.B.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 – 10 – 11 – 12 – 13):	$

C.	Consolidated Leverage Ratio (Line II.A.5 ÷ Line II.B.14):	______ to 1.0

D.	Maximum Consolidated Cash Flow Leverage Ratio (per Section 9.09):	3.50:1.00[1]

In Compliance?

III.	Section 9.10 – Investment Capital Expenditures

A.	Consolidated EBITDA (for the four consecutive fiscal quarters of Borrower then most recently ended (see Line II.B.14 above)):	$ $

B.	Unfinanced Maintenance Capital Expenditures (made in cash for the four consecutive fiscal quarters of Borrower most recently ended):	$

C.	Federal, State, and Local Income Taxes (paid in cash for the four consecutive fiscal quarters of Borrower then most recently ended):	$

D.	Consolidated Dividends and Distributions (made in cash for the four consecutive fiscal quarters of Borrower):	$

E.	Consolidated Interest Expense (paid in cash for the four consecutive fiscal quarters of Borrower then most recently ended):	$

F.	Scheduled payments and prepayments of principal on Consolidated Total Funded Debt (made for the four consecutive fiscal quarters of Borrower then most recently ended):	$

G.	All payments of principal on Capitalized Lease Obligations (made for the four consecutive fiscal quarters of Borrower then most recently ended):	$

Investment Capital Expenditure Available Amount (Lines III.A - B - C – D - E - F - G):	$___________

Unfinanced Investment Capital Expenditures	$___________

In Compliance?

1 3.50 to 1.00 beginning with the fiscal quarter ending June 30, 2024; 3.25 to 1.00 beginning with the fiscal quarter ending December 31, 2026; 3.00 to 1.00 beginning with the fiscal quarter ending December 31, 2027 and thereafter.

ANNEX C

List of Subsidiaries

[Only if delivering annual financial statements]